Exhibit 99.1

Contact:
Kathleen Nemeth	Omnicell, Inc.
Senior Vice President, Investor Relations	590 East Middlefield Road
650-435-3318	Mountain View, CA 94043
Kathleen.Nemeth@Omnicell.com

Omnicell Announces Financial Results for First Quarter 2022
GAAP and non-GAAP revenues of $319 million
GAAP net income per diluted share of $0.17
Non-GAAP net income per diluted share of $0.83
Launched innovative IVX Station robotic compounding technology
MOUNTAIN VIEW, Calif. -- April 28, 2022 -- Omnicell, Inc. (NASDAQ:OMCL) (“Omnicell,” “we,” “our,” “us,” “management,” or the “Company”), a leading provider of medication management solutions and adherence tools for healthcare systems and pharmacies, today announced results for its first quarter ended March 31, 2022.
“We are pleased with our strong start to 2022, as we continued our momentum from the past year and further advanced our strategy to transform the pharmacy care delivery model through automation and tech-enabled services,” stated Randall Lipps, Chairman, President, Chief Executive Officer, and founder of Omnicell. “Labor constraints within healthcare underscore the pressing need to automate and modernize medication management processes. We continue to see robust demand within key areas of our Advanced Services portfolio, which we find reflect our customers’ recognition of the need to improve access to, and management of, complex medications. In addition, we were pleased to announce the launch of IVX Station, an innovative solution designed to leverage IV robotic technology to make pharmacy care smarter and safer for everyone. I am proud of our team’s consistent execution in this dynamic environment. Looking ahead, we believe we are well positioned to provide essential next-generation medication management products and solutions to enable our customers to improve patient outcomes and deliver pharmacy care safely and efficiently.”
GAAP Results
Total GAAP revenues for the first quarter of 2022 were $319 million, up $67 million, or 27%, from the first quarter of 2021. The increase in GAAP revenues reflects strong demand for Omnicell’s medication management adherence automation solutions, as well as the contribution of revenues from recent acquisitions.
GAAP net income for the first quarter of 2022 was $8 million, or $0.17 per diluted share. This compares to GAAP net income of $14 million, or $0.30 per diluted share, for the first quarter of 2021.
Non-GAAP Results
Total non-GAAP revenues for the first quarter of 2022 were $319 million, up $67 million, or 27%, from the first quarter of 2021. The increase in non-GAAP revenues reflects strong demand for Omnicell’s medication management adherence automation solutions, as well as the contribution of revenues from recent acquisitions.
Non-GAAP net income for the first quarter of 2022 was $38 million, or $0.83 per diluted share. This compares to non-GAAP net income of $37 million, or $0.83 per diluted share, for the first quarter of 2021.
Non-GAAP EBITDA for the first quarter of 2022 was $50 million. This compares to non-GAAP EBITDA of $51 million for the first quarter of 2021.
Balance Sheet and Stock Repurchases
As of March 31, 2022, Omnicell’s balance sheet reflected cash and cash equivalents of $265 million, total debt of $564 million, and total assets of $2.12 billion. During the first quarter of 2022, capital expenditures totaled $11 million, excluding acquisitions and software development for external use. Cash flows used in operating activities in the first quarter of 2022 totaled $16 million. This compares to cash flows provided by operating activities totaling $57 million in the first quarter of 2021.
During the first quarter of 2022, the Company repurchased 389,300 shares of its common stock at a cost of $52 million. The Company had approximately $3 million remaining under its repurchase program as of March 31, 2022. As of March 31, 2022, the Company had $500 million of availability under its revolving credit facility.
Business Highlights
•IVX Station: Omnicell launched the IVX Station, an innovative solution designed to scale the benefits of IV robotic technology and make it accessible to the mainstream market. This introduction of new technology and enhancements to existing solutions is expected to add value for customers. The new solutions and capabilities are intended to automate workflows, optimize operations and help improve patient care in a complex regulatory environment.
•EnlivenHealth: EnlivenHealth® continued to advance its mission of building and orchestrating one of the most innovative SaaS technology solutions designed to enable retail pharmacies of all sizes and types to grow and thrive in this new era of digital-driven healthcare. Omnicell continues to advance the integration of FDS Amplicare® and MarkeTouch Media and is already seeing good progress in cross-selling solutions between the acquired companies and EnlivenHealth’s customer base.
•2021 Corporate Responsibility Report: Earlier this month, Omnicell published its 2021 Corporate Responsibility Report highlighting the progress the Company has achieved in its Environmental, Social, Governance and Innovation initiatives and demonstrating Omnicell’s commitment to developing meaningful goals and taking purposeful action. Corporate responsibility remains a long-term focus for Omnicell.
2022 Guidance
For the full year 2022, the Company expects product bookings to be between $1.370 billion and $1.430 billion. The Company expects full year 2022 total GAAP and non-GAAP revenues to be between $1.385 billion and $1.410 billion. The Company expects full year 2022 GAAP and non-GAAP product revenues to be between $975 million and $990 million, and full year 2022 GAAP and non-GAAP service revenues to be between $410 million and $420 million. The Company expects full year 2022 non-GAAP EBITDA to be between $243 million and $255 million. The Company expects full year 2022 non-GAAP earnings to be between $3.85 and $4.05 per share.
For the second quarter of 2022, the Company expects total GAAP and non-GAAP revenues to be between $337 million and $343 million. The Company expects second quarter 2022 GAAP and non-GAAP product revenues to be between $241 million and $244 million, and second quarter 2022 GAAP and non-GAAP service revenues to be between $96 million and $99 million. The Company expects second quarter 2022 non-GAAP EBITDA to be between $54 million and $58 million. The Company expects second quarter 2022 non-GAAP earnings to be between $0.82 and $0.89 per share.
Our second quarter and full year 2022 guidance includes the anticipated contributions and integration costs of recent acquisitions, as well as the anticipated effects of the current inflationary environment.
The table below summarizes Omnicell’s 2022 guidance outlined above.

	Q2 2022	FY 2022
Product Bookings	Not provided	$1.370 billion - $1.430 billion
Total GAAP and Non-GAAP Revenues	$337 million - $343 million	$1.385 billion - $1.410 billion
GAAP and Non-GAAP Product Revenues	$241 million - $244 million	$975 million - $990 million
GAAP and Non-GAAP Service Revenues	$96 million - $99 million	$410 million - $420 million
Non-GAAP EBITDA	$54 million - $58 million	$243 million - $255 million
Non-GAAP Earnings Per Share	$0.82 - $0.89	$3.85 - $4.05
The Company does not provide guidance for GAAP net income or GAAP earnings per share, nor a reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These forward-looking non-GAAP financial measures do not include certain items, which may be significant, including, but not limited to, unusual gains and losses, costs associated with future restructurings, acquisition-related expenses, and certain tax and litigation outcomes.

Omnicell Conference Call Information
Omnicell will hold a conference call today, Thursday, April 28, 2022 at 1:30 p.m. PT to discuss its first quarter 2022 financial results. The conference call can be accessed by dialing 1-888-550-5424 within the U.S. or 1-646-960-0819 for all other locations. The Conference ID # is 5370673. A link to the live and archived webcast will also be available on the Investor Relations section of Omnicell’s website at http://ir.omnicell.com/events-and-presentations/.

About Omnicell
Since 1992, Omnicell has been committed to transforming the pharmacy care delivery model to dramatically improve outcomes and lower costs. Through the industry vision of the Autonomous Pharmacy, a combination of automation, intelligence, and technology-enabled services, powered by a cloud data platform, Omnicell supports more efficient ways to manage medications across all care settings.
Facilities worldwide use our automation and analytics solutions to increase operational efficiency, reduce medication errors, deliver actionable intelligence, and improve patient safety. Institutional and retail pharmacies across North America, the United Kingdom, Germany, and Australia leverage our innovative medication adherence and population health solutions to improve patient engagement and adherence to prescriptions, helping to reduce costly hospital readmissions.
To learn more, visit www.omnicell.com. From time to time, Omnicell may use the Company’s investor relations website and other online social media channels, including its Twitter handle www.twitter.com/omnicell, LinkedIn page www.linkedin.com/company/omnicell, and Facebook page www.facebook.com/omnicellinc, to disclose material non-public information and comply with its disclosure obligations under Regulation Fair Disclosure (“Reg FD”).
OMNICELL, the Omnicell logo, AMPLICARE, and ENLIVENHEALTH are registered trademarks of Omnicell, Inc. or one of its subsidiaries.
Forward-Looking Statements
To the extent any statements contained in this press release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, statements including the words “expect,” “intend,” “may,” “will,” “should,” “would,” “could,” “plan,” “potential,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate,” “seek,” “predict,” “project,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside Omnicell’s control. Such statements include, but are not limited to, Omnicell’s projected bookings, GAAP and non-GAAP revenues, including GAAP and non-GAAP product and service revenues, respectively, non-GAAP EBITDA, and non-GAAP earnings per share; planned new products and services and the related expected benefits; and statements about Omnicell’s strategy, plans, objectives, goals, and vision. Actual results and other events may differ significantly from those contemplated by forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, (i) risks related to the ongoing COVID-19 pandemic (including new variants of the virus), (ii) Omnicell’s ability to take advantage of growth opportunities and develop and commercialize new solutions and enhance existing solutions, (iii) continued and increased competition from current and future competitors in the medication management automation solutions market and the medication adherence solutions market, (iv) unfavorable general economic and market conditions or reduction in demand for our solutions, (v) changes to the 340B Program, (vi) Omnicell’s substantial debt, which could impair its financial flexibility and access to capital, (vii) risks related to Omnicell’s investments in new business strategies or initiatives, including its transition to selling more products and services on a subscription basis, and its ability to acquire companies, businesses, or technologies and successfully integrate such acquisitions, (viii) risks presented by government regulations, legislative changes, fraud and anti-kickback statues, products liability claims, the outcome of legal proceedings, and other legal obligations related to healthcare, privacy, data protection, and information security, (ix) any disruption in Omnicell’s information technology systems and breaches of data security or cyber-attacks on its systems or solutions, (x) risks associated with operating in foreign countries, (xi) Omnicell’s ability to recruit and retain skilled and motivated personnel, (xii) Omnicell’s ability to protect its intellectual property, (xiii) Omnicell’s ability to meet the demands of, or maintain relationships with, its institutional, retail, and specialty pharmacy customers, (xiv) risks related to the availability and sources of raw materials and components or price fluctuations, shortages, or interruptions of supply, (xv) Omnicell’s dependence on a limited number of suppliers for certain components, equipment, and raw materials, as well as technologies provided by third-party vendors, and (xvi) other risks and uncertainties further described in the “Risk Factors” section of Omnicell’s most recent Annual Report on Form 10-K, as well as in Omnicell’s other reports filed with or furnished to the United States Securities and Exchange Commission (“SEC”), available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date of this press release. Omnicell assumes no obligation to update any such statements publicly, or to update the reasons actual results could differ materially from those expressed or implied in any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as required by law.
Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP diluted shares, non-GAAP EBITDA, non-GAAP EBITDA margin, and non-GAAP free cash flow. These non-GAAP results and metrics should not be considered as an alternative to revenues, gross profit, operating expenses, income from operations, net income, net income per diluted share, diluted shares, net cash provided by operating activities, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results and metrics because management considers them to be important supplemental measures of Omnicell’s performance and refers to such measures when analyzing Omnicell’s strategy and operations.
Our non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period-to-period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within such period that directly drive operating income in such period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we believe we should invest in research and development, fund infrastructure growth, and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results: non-GAAP revenues excludes from its GAAP equivalent item a) below; non-GAAP gross profit and non-GAAP gross margin exclude from their GAAP equivalents items a), b), c), and f) below; non-GAAP operating expenses excludes from its GAAP equivalents items b), c), d), e), f), and i) below; non-GAAP income from operations and non-GAAP operating margin exclude from their GAAP equivalents items a), b), c), d), e), f), and i) below; and non-GAAP net income and non-GAAP net income per diluted share exclude from their GAAP equivalents items a) through i) below. Non-GAAP EBITDA is defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments. Non-GAAP EBITDA and non-GAAP EBITDA margin exclude from their GAAP equivalents items a), b), d), e), f), g), h) and i) below:
a)Acquisition accounting impact related to deferred revenues. In connection with the recent acquisition of FDS Amplicare, we recorded a fair value adjustment to acquired deferred revenues as part of the purchase accounting in accordance with GAAP. The adjustment represents revenues that would have been recognized in the normal course of business by FDS Amplicare if the acquisition had not occurred, but was not recognized due to GAAP purchase accounting requirements. The non-GAAP adjustment to our revenues is intended to include the full amounts of such revenues. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business.
b)Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as it represents expenses that do not require cash settlement from Omnicell.
c)Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
d)Acquisition-related expenses. We excluded from our non-GAAP results the expenses related to recent acquisitions, including amortization of representations and warranties insurance. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of acquisition activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of less acquisitive peer companies.
e)Impairment of operating lease right-of-use assets. We excluded from our non-GAAP results the impairment of operating lease right-of-use assets incurred in connection with restructuring activities for optimization of certain leased facilities. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
f)Severance-related expenses. We excluded from our non-GAAP results the expenses related to restructuring events. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of restructuring activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
g)Amortization of debt issuance costs. Debt issuance costs represent costs associated with the issuance of term loan and revolving credit facilities, as well as the issuance of convertible senior notes. The costs include underwriting fees, original issue discount, ticking fees, and legal fees. These non-cash expenses are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
h)Amortization of discount on convertible senior notes. We excluded from our non-GAAP results the amortization of the imputed discount on our convertible senior notes. Under GAAP (prior to the adoption of Accounting Standards Update 2020-06, effective January 1, 2022), certain convertible debt instruments that may be settled in cash upon conversion were required to be bifurcated into separate liability and equity components in a manner that reflects the issuer’s assumed non-convertible debt borrowing rate. For GAAP purposes, we were required to recognize the imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our convertible senior notes. This non-cash expense is not considered by management to reflect the core cash-generating performance of the business and therefore is excluded from our non-GAAP results.
i)Certain litigation costs. We excluded non-recurring charges and benefits, including litigation expenses and settlements, related to litigation matters that are outside of the ordinary course of our business or that are not representative of those that we historically have incurred. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational or non-cash expenses involving stock compensation plans or other items.
We believe that the presentation of non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin is warranted for several reasons:
a)Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business.
b)Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods.
c)These non-GAAP financial measures are employed by management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budget planning and forecasting.
d)These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which also use non-GAAP financial measures to supplement their GAAP results (although these companies may calculate non-GAAP financial measures differently than Omnicell does), thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.
Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
i)While share-based compensation calculated in accordance with Accounting Standards Codification (“ASC”) 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of share-based compensation expense to assist management and investors in evaluating our core operating results.

ii)We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.
Non-GAAP diluted shares is defined as our GAAP diluted shares, excluding the impact of dilutive convertible senior notes for which the Company is economically hedged through its anti-dilutive convertible note hedge transaction. We believe non-GAAP diluted shares is a useful non-GAAP metric because it provides insight into the offsetting economic effect of the hedge transaction against potential conversion of the convertible senior notes.
Non-GAAP free cash flow is defined as net cash provided by operating activities less cash used for software development for external use and purchases of property and equipment. We believe free cash flow is important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational, and economic performance, because free cash flow takes into account certain capital expenditures and cash used for software development necessary to operate our business.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:
a)Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.
b)Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.
c)A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Omnicell’s cash balance for the period.
A detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release as well as in Omnicell’s other reports filed with or furnished to the SEC.

Omnicell, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021

Revenues:
Product revenues	$225,875	$178,125
Services and other revenues	92,953	73,718
Total revenues	318,828	251,843
Cost of revenues:
Cost of product revenues	118,338	92,627
Cost of services and other revenues	50,443	36,933
Total cost of revenues	168,781	129,560
Gross profit	150,047	122,283
Operating expenses:
Research and development	25,030	16,080
Selling, general, and administrative	119,933	86,593
Total operating expenses	144,963	102,673
Income from operations	5,084	19,610
Interest and other income (expense), net	(114)	(6,691)
Income before provision for income taxes	4,970	12,919
Benefit from income taxes	(3,243)	(1,208)
Net income	$8,213	$14,127
Net income per share:
Basic	$0.19	$0.33
Diluted	$0.17	$0.30
Weighted-average shares outstanding:
Basic	44,249	42,962
Diluted	47,918	46,367

Omnicell, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$265,008	$349,051
Accounts receivable and unbilled receivables, net	290,469	240,894
Inventories	137,056	119,924
Prepaid expenses	24,228	22,499
Other current assets	58,843	48,334
Total current assets	775,604	780,702
Property and equipment, net	77,062	71,141
Long-term investment in sales-type leases, net	19,051	18,391
Operating lease right-of-use assets	43,204	48,549
Goodwill	740,426	738,900
Intangible assets, net	269,427	277,616
Long-term deferred tax assets	16,054	15,883
Prepaid commissions	59,643	63,795
Other long-term assets	122,117	127,519
Total assets	$2,122,588	$2,142,496

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$71,645	$71,513
Accrued compensation	47,271	71,130
Accrued liabilities	139,829	133,167
Deferred revenues, net	127,998	112,196
Convertible senior notes, net	564,269	488,152
Total current liabilities	951,012	876,158
Long-term deferred revenues	24,037	20,194
Long-term deferred tax liabilities	28,173	51,705
Long-term operating lease liabilities	37,273	39,911
Other long-term liabilities	7,352	7,839
Total liabilities	1,047,847	995,807
Total stockholders’ equity	1,074,741	1,146,689
Total liabilities and stockholders’ equity	$2,122,588	$2,142,496

Omnicell, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended March 31,
	2022	2021

Operating Activities
Net income	$8,213	$14,127
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	21,124	17,575
Share-based compensation expense	16,208	11,772
Deferred income taxes	(4,858)	(862)
Amortization of operating lease right-of-use assets	3,307	2,895
Impairment of operating lease right-of-use assets	1,753	—
Amortization of debt issuance costs	1,038	849
Amortization of discount on convertible senior notes	—	4,571
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	(49,994)	(15,427)
Inventories	(17,320)	(1,035)
Prepaid expenses	(1,712)	(1,095)
Other current assets	7,950	3,128
Investment in sales-type leases	(1,097)	925
Prepaid commissions	4,152	2,710
Other long-term assets	2,240	2,177
Accounts payable	312	10,368
Accrued compensation	(23,859)	(17,899)
Accrued liabilities	769	4,661
Deferred revenues	19,786	21,749
Operating lease liabilities	(3,521)	(3,142)
Other long-term liabilities	(487)	(632)
Net cash provided by (used in) operating activities	(15,996)	57,415
Investing Activities
Software development for external use	(3,852)	(8,043)
Purchases of property and equipment	(11,489)	(5,089)
Business acquisition, net of cash acquired	(3,392)	—
Net cash used in investing activities	(18,733)	(13,132)
Financing Activities
Proceeds from issuances under stock-based compensation plans	18,951	20,826
Employees’ taxes paid related to restricted stock units	(4,322)	(2,596)
Change in customer funds, net	5,462	(2,631)
Stock repurchases	(52,210)	—
Net cash provided by (used in) financing activities	(32,119)	15,599
Effect of exchange rate changes on cash and cash equivalents	(411)	(386)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(67,259)	59,496
Cash, cash equivalents, and restricted cash at beginning of period	355,620	489,920
Cash, cash equivalents, and restricted cash at end of period	$288,361	$549,416
Reconciliation of cash, cash equivalents, and restricted cash to the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$265,008	$548,055
Restricted cash included in Other current assets	23,353	1,361
Cash, cash equivalents, and restricted cash at end of period	$288,361	$549,416

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended March 31,
	2022	2021

Reconciliation of GAAP revenues to non-GAAP revenues:
GAAP revenues	$318,828	$251,843
Acquisition accounting impact related to deferred revenues	378	—
Non-GAAP revenues	$319,206	$251,843

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$150,047	$122,283
GAAP gross margin	47.1%	48.6%
Share-based compensation expense	2,244	1,937
Amortization of acquired intangibles	3,314	2,816
Acquisition accounting impact related to deferred revenues	378	—
Severance-related expenses	156	389
Non-GAAP gross profit	$156,139	$127,425
Non-GAAP gross margin	48.9%	50.6%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$144,963	$102,673
GAAP operating expenses % to total revenues	45.5%	40.8%
Share-based compensation expense	(13,964)	(9,835)
Amortization of acquired intangibles	(5,739)	(3,456)
Acquisition-related expenses	(1,395)	—
Impairment of operating lease right-of-use assets	(1,753)	—
Severance-related and other expenses (a)	(3,371)	(2,582)
Non-GAAP operating expenses	$118,741	$86,800
Non-GAAP operating expenses as a % of total non-GAAP revenues	37.2%	34.5%

Reconciliation of GAAP income from operations to non-GAAP income from operations:
GAAP income from operations	$5,084	$19,610
GAAP operating income % to total revenues	1.6%	7.8%
Share-based compensation expense	16,208	11,772
Amortization of acquired intangibles	9,053	6,272
Acquisition accounting impact related to deferred revenues	378	—
Acquisition-related expenses	1,395	—
Impairment of operating lease right-of-use assets	1,753	—
Severance-related and other expenses (a)	3,527	2,971
Non-GAAP income from operations	$37,398	$40,625
Non-GAAP operating margin (non-GAAP operating income as a % of total non-GAAP revenues)	11.7%	16.1%

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended March 31,
	2022	2021

Reconciliation of GAAP net income to non-GAAP net income:
GAAP net income	$8,213	$14,127
Share-based compensation expense	16,208	11,772
Amortization of acquired intangibles	9,053	6,272
Acquisition accounting impact related to deferred revenues	378	—
Acquisition-related expenses	1,395	—
Impairment of operating lease right-of-use assets	1,753	—
Severance-related and other expenses (a)	3,527	2,971
Amortization of debt issuance costs	1,038	849
Amortization of discount on convertible senior notes	—	4,571
Tax effect of the adjustments above (b)	(3,601)	(3,079)
Non-GAAP net income	$37,964	$37,483

Reconciliation of GAAP net income per share - diluted to non-GAAP net income per share - diluted:
Shares - diluted GAAP	47,918	46,367
Shares - diluted non-GAAP (c)	46,000	44,942

GAAP net income per share - diluted	$0.17	$0.30
Share-based compensation expense	0.35	0.27
Amortization of acquired intangibles	0.20	0.14
Acquisition accounting impact related to deferred revenues	0.01	—
Acquisition-related expenses	0.03	—
Impairment of operating lease right-of-use assets	0.04	—
Severance-related and other expenses	0.08	0.07
Amortization of debt issuance costs	0.02	0.02
Amortization of discount on convertible senior notes	—	0.10
Non-GAAP dilutive shares impact from convertible note hedge transaction (c)	0.01	—
Tax effect of the adjustments above (b)	(0.08)	(0.07)
Non-GAAP net income per share - diluted	$0.83	$0.83

Reconciliation of GAAP net income to non-GAAP EBITDA(d):
GAAP net income	$8,213	$14,127
Share-based compensation expense	16,208	11,772
Interest (income) and expense, net	(33)	(30)
Depreciation and amortization expense	21,124	17,575
Acquisition accounting impact related to deferred revenues	378	—
Acquisition-related expenses	1,395	—
Impairment of operating lease right-of-use assets	1,753	—
Severance-related and other expenses (a)	3,527	2,971
Amortization of debt issuance costs	1,038	849
Amortization of discount on convertible senior notes	—	4,571
Income tax benefit	(3,243)	(1,208)
Non-GAAP EBITDA	$50,360	$50,627
Non-GAAP EBITDA margin (non-GAAP EBITDA as a % of total non-GAAP revenues)	15.8%	20.1%

_________________________________________________
(a)For the three months ended March 31, 2021, other expenses included approximately $1.0 million of certain litigation costs.
(b)Tax effects calculated for all adjustments except share-based compensation expense, using an estimated annual effective tax rate of 21% for both fiscal years 2022 and 2021.
(c)For the three months ended March 31, 2022 and 2021, non-GAAP diluted shares exclude approximately 1.9 million and 1.4 million shares, respectively, related to the impact of dilutive convertible senior notes for which the Company is economically hedged through its anti-dilutive convertible note hedge transaction.
(d)Defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments.

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands)

	Three Months Ended March 31,
	2022	2021

Reconciliation of GAAP net cash provided by (used in) operating activities to non-GAAP free cash flow:
GAAP net cash provided by (used in) operating activities	$(15,996)	$57,415
Software development for external use	(3,852)	(8,043)
Purchases of property and equipment	(11,489)	(5,089)
Non-GAAP free cash flow	$(31,337)	$44,283